News Release	The Procter & Gamble Company
One P&G Plaza
Cincinnati, OH 45202

P&G ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2023 RESULTS
Q4 ’23: Net Sales +5%; Organic Sales +8%; Diluted and Core EPS +13%
FY ’23: Net Sales +2%; Organic Sales +7%; Diluted and Core EPS +2%

CINCINNATI, July 28, 2023 - The Procter & Gamble Company (NYSE:PG) reported fourth quarter and fiscal year 2023 results.
“The April-June quarter provided a very strong finish to fiscal year 2023 - top-line growth, bottom-line growth, and cash generation,” said Jon Moeller, Chairman of the Board, President and Chief Executive Officer. “The team met or exceeded our going-in plans for sales, earnings, and cash in a difficult operating environment and despite significant cost headwinds. As we look forward to fiscal 2024, we expect to deliver strong organic sales growth, EPS growth and free cash flow productivity – each in-line with our long-term growth algorithm, despite continued macroeconomic and geopolitical challenges. We remain committed to our strategy - a focus on daily use categories where performance drives brand choice, superiority (of product, package, communication, go-to-market execution and value), productivity, constructive disruption, and an agile and accountable organization structure and culture - all in pursuit of sustainable, balanced growth and value creation.”

Fiscal Year ($ billions, except EPS)
GAAP	2023	2022	% Change	Non-GAAP*	2023	2022	% Change
Net Sales	$82.0	$80.2	2%	Organic Sales	n/a	n/a	7%
Diluted EPS	$5.90	$5.81	2%	Core EPS	$5.90	$5.81	2%

Fourth Quarter ($ billions, except EPS)
GAAP	2023	2022	% Change	Non-GAAP*	2023	2022	% Change
Net Sales	$20.6	$19.5	5%	Organic Sales	n/a	n/a	8%
Diluted EPS	$1.37	$1.21	13%	Core EPS	$1.37	$1.21	13%
* Please refer to Exhibit 1 - Non-GAAP Measures for the definition and reconciliation of these measures to the related GAAP measures.

Fiscal Year 2023 Results
The Company reported fiscal year 2023 net sales of $82.0 billion, an increase of two percent versus the prior year. Organic sales, which exclude the impacts of foreign exchange and acquisitions and divestitures, increased seven percent. The organic sales growth was due to a nine percent increase from higher pricing and a one percent increase from favorable mix, partially offset by a three percent decrease in shipment volumes.

Diluted net earnings per share were $5.90, an increase of two percent versus prior year. Currency-neutral net EPS increased 11% versus the prior year EPS.

The Company generated operating cash flow of $16.8 billion and net earnings of $14.7 billion for the fiscal year. Adjusted free cash flow productivity was 95%, which is calculated as operating cash flow less capital spending, as a percentage of net earnings. The Company returned over $16 billion of value to shareholders in fiscal 2023 via $9 billion in dividend payments and $7.4 billion of share repurchases. With the dividend increase in April 2023, this marks the 67th consecutive year that P&G has increased its dividend and the 133rd consecutive year that P&G has paid a dividend since its incorporation in 1890.

April-June Quarter Results
The Company reported fiscal year 2023 fourth quarter net sales of $20.6 billion, an increase of five percent versus the prior year. Organic sales, which exclude the impacts of foreign exchange and acquisitions and divestitures, increased eight percent. The organic sales growth was due to a seven percent increase from higher pricing and a two percent increase from favorable mix, partially offset by a one percent decrease in shipment volumes.
Diluted net earnings per share were $1.37, an increase of 13% versus prior year. Operating cash flow was $5.3 billion and net earnings were $3.4 billion, with adjusted free cash flow productivity of 136%.

April-June Quarter Business Discussion

April - June 2023	Volume	Foreign Exchange	Price	Mix	Other (2)	Net Sales	Organic Volume	Organic Sales
Net Sales Drivers (1)
Beauty	—%	(4)%	8%	4%	—%	8%	(1)%	11%
Grooming	(1)%	(5)%	9%	—%	—%	3%	(1)%	8%
Health Care	(3)%	(2)%	6%	2%	—%	3%	(3)%	5%
Fabric & Home Care	(2)%	(2)%	6%	3%	—%	5%	(2)%	8%
Baby, Feminine & Family Care	—%	(3)%	8%	2%	—%	7%	—%	9%
Total P&G	(1)%	(3)%	7%	2%	—%	5%	(1)%	8%

(1)    Net sales percentage changes are approximations based on quantitative formulas that are consistently applied.
(2)    Other includes the sales mix impact from acquisitions and divestitures and rounding impacts necessary to reconcile volume to net sales.

•Beauty segment organic sales increased 11% versus year ago. Hair Care organic sales increased high single digits due primarily to increased pricing and positive product mix, partially offset by volume declines in Asia Pacific and Greater China. Skin and Personal Care organic sales increased low teens due to increased pricing, positive mix from the growth of the super-premium SK-II brand (versus a prior year period impacted by pandemic-related lockdowns) and volume growth from innovation.
•Grooming segment organic sales increased eight percent versus year ago primarily due to higher pricing, partially offset by volume declines from increased pricing and trade disruptions in Europe.
•Health Care segment organic sales increased five percent for the quarter. Oral Care organic sales increased low single digits due to increased net pricing, mostly offset by lower volumes due to market contraction in Europe and higher pricing in North America. Personal Health Care organic sales increased double digits due to positive mix from the disproportionate growth of respiratory products and higher pricing, partially offset by volume declines due to market contraction in Asia Pacific.
•Fabric and Home Care segment organic sales increased eight percent for the quarter. Fabric Care organic sales increased mid-single digits driven primarily by higher net pricing and positive product mix, partially offset by lower volumes primarily in Greater China. Home Care organic sales increased double digits due to increased pricing and positive product mix, partially offset by market volume softness.
•Baby, Feminine and Family Care segment organic sales increased nine percent versus year ago. Baby Care organic sales increased high single digits due to increased pricing and positive product mix, partially offset by lower volumes from increased pricing. Feminine Care organic sales increased double digits led by increased net pricing and positive product mix, partially offset by a volume decline. Family Care organic sales increased double digits due to volume growth and increased pricing.

Diluted net earnings per share were $1.37 for the quarter, an increase of 13% versus the prior year. This was driven by an increase in net sales, an increase in operating margin and a reduction in shares outstanding. Currency-neutral net EPS increased 22% versus the prior year.

Gross margin for the quarter increased 380 basis points versus year ago, 450 basis points on a currency-neutral basis. The increase was driven by 340 basis points of pricing benefit and 290 basis points of productivity savings. These were partially offset by 110 basis points of contract material price increases net of a modest reduction in commodities, 20 basis points of product and package reinvestments and 50 basis points of negative product mix and other impacts.

Selling, general and administrative expense (SG&A) as a percentage of sales increased 190 basis points versus the prior year, 140 basis points on a currency-neutral basis. The increase was driven by 470 basis points of marketing and overhead investments, largely offset by 190 basis points of leverage benefit due to increased sales and 140 basis points of overhead savings and marketing efficiencies.

Operating margin for the quarter increased 190 basis points versus the prior year, 310 basis points on a currency-neutral basis.

Fiscal Year 2024 Guidance
P&G expects fiscal year 2024 all-in sales growth in the range of three to four percent versus the prior year. Foreign exchange is expected to be a headwind of approximately one percentage point to all-in sales growth. The Company expects organic sales growth in the range of four to five percent.

P&G expects fiscal 2024 diluted net earnings per share growth in the range of six to nine percent versus fiscal 2023 EPS of $5.90. This outlook equates to a range of $6.25 to $6.43 per share, with a mid-point estimate of $6.34, or an increase of 7.5%.

The Company said its current outlook estimates a net benefit of around $400 million after-tax from favorable commodity costs net of unfavorable foreign exchange.

The Company is not able to reconcile its forward-looking non-GAAP cash flow and tax rate measures without unreasonable efforts given the unpredictability of the timing and amounts of discrete items, such as acquisitions, divestitures, or impairments, which could significantly impact GAAP results.

P&G said it expects a core effective tax rate to be approximately 20% in fiscal 2024.

Capital spending is estimated to be approximately five percent of fiscal 2024 net sales.

P&G is targeting adjusted free cash flow productivity of 90% and expects to pay more than $9 billion in dividends and to repurchase $5 to $6 billion of common shares in fiscal 2024.

Forward-Looking Statements

Certain statements in this release, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result" and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, except to the extent required by law.

Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to effect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or to our banking partners or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to various factors, including ones outside of our control, such as natural disasters, acts of war (including the Russia-Ukraine War) or terrorism or disease outbreaks; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodities and raw materials and costs of labor, transportation, energy, pension and healthcare; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits, evolving digital marketing and selling platform requirements and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy, packaging content, supply chain practices or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third-party relationships, such as our suppliers, contract manufacturers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third-party information and operational technology systems, networks and services and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage current and expanding regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, product and packaging composition, intellectual property, labor and employment, antitrust, privacy and data protection, tax, the environment, due diligence, risk oversight, accounting and financial reporting) and to resolve new and pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company's overall business strategy and financial objectives, without impacting the delivery of base business objectives; (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited; (17) the ability to successfully manage the demand, supply and operational challenges, as well as governmental responses or mandates, associated with a disease outbreak, including epidemics, pandemics or similar widespread public health concerns; (18) the ability to manage the uncertainties, sanctions and economic effects from the war between Russia and Ukraine; and (19) the ability to successfully achieve our ambition of reducing our greenhouse gas emissions and delivering progress towards our environmental sustainability priorities. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit https://www.pg.com for the latest news and information about P&G and its brands. For other P&G news, visit us at https://www.pg.com/news.
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P&G Media Contacts:
Erica Noble, 513.271.1793
Jennifer Corso, 513.983.2570
P&G Investor Relations Contact:
John Chevalier, 513.983.9974

Category: PG-IR

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Consolidated Earnings Information
	Three Months Ended June 30			Fiscal Year Ended June 30
	2023	2022	% Chg	2023	2022	% Chg
NET SALES	$20,553	$19,515	5%	$82,006	$80,187	2%
Cost of products sold	10,613	10,802	(2)%	42,760	42,157	1%
GROSS PROFIT	9,940	8,713	14%	39,246	38,030	3%
Selling, general and administrative expense	5,778	5,115	13%	21,112	20,217	4%
OPERATING INCOME	4,162	3,598	16%	18,134	17,813	2%
Interest expense	(240)	(115)	109%	(756)	(439)	72%
Interest income	116	21	452%	307	51	502%
Other non-operating income, net	195	146	34%	668	570	17%
EARNINGS BEFORE INCOME TAXES	4,233	3,650	16%	18,353	17,995	2%
Income taxes	841	592	42%	3,615	3,202	13%
NET EARNINGS	3,392	3,058	11%	14,738	14,793	—%
Less: Net earnings/(loss) attributable to non controlling interests	8	6	33%	85	51	67%
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	$3,384	$3,052	11%	$14,653	$14,742	(1)%

EFFECTIVE TAX RATE	19.9%	16.2%		19.7%	17.8%

NET EARNINGS PER COMMON SHARE: (1)
Basic	$1.40	$1.24	13%	$6.07	$6.00	1%
Diluted	$1.37	$1.21	13%	$5.90	$5.81	2%

DIVIDENDS PER COMMON SHARE	$0.9407	$0.9133	3%	$3.6806	$3.5227	4%
Diluted Weighted Average Common Shares Outstanding	2,477.5	2,523.3		2,483.9	2,539.2

COMPARISONS AS A % OF NET SALES			Basis Pt Change			Basis Pt Change
Gross margin	48.4%	44.6%	380	47.9%	47.4%	50
Selling, general and administrative expense	28.1%	26.2%	190	25.7%	25.2%	50
Operating margin	20.3%	18.4%	190	22.1%	22.2%	(10)
Earnings before income taxes	20.6%	18.7%	190	22.4%	22.4%	—
Net earnings	16.5%	15.7%	80	18.0%	18.4%	(40)
Net earnings attributable to Procter & Gamble	16.5%	15.6%	90	17.9%	18.4%	(50)
(1)Basic net earnings per common share and Diluted net earnings per common share are calculated on Net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Consolidated Earnings Information
	Three Months Ended June 30, 2023
	Net Sales	% Change Versus Year Ago	Earnings/(Loss) Before Income Taxes	% Change Versus Year Ago	Net Earnings/(Loss)	% Change Versus Year Ago
Beauty	$3,746	8%	$830	13%	$648	12%
Grooming	1,656	3%	425	10%	345	12%
Health Care	2,590	3%	405	3%	299	3%
Fabric & Home Care	7,241	5%	1,684	17%	1,311	20%
Baby, Feminine & Family Care	5,156	7%	1,250	37%	967	40%
Corporate	164	N/A	(361)	N/A	(178)	N/A
Total Company	$20,553	5%	$4,233	16%	$3,392	11%

	Three Months Ended June 30, 2023
	(Percent Change vs. Year Ago) (1)
	Volume with Acquisitions & Divestitures	Volume Excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other (2)	Net Sales Growth
Beauty	—%	(1)%	(4)%	8%	4%	—%	8%
Grooming	(1)%	(1)%	(5)%	9%	—%	—%	3%
Health Care	(3)%	(3)%	(2)%	6%	2%	—%	3%
Fabric & Home Care	(2)%	(2)%	(2)%	6%	3%	—%	5%
Baby, Feminine & Family Care	—%	—%	(3)%	8%	2%	—%	7%
Total Company	(1)%	(1)%	(3)%	7%	2%	—%	5%

	Fiscal Year Ended June 30, 2023
	Net Sales	% Change Versus Year Ago	Earnings/(Loss) Before Income Taxes	% Change Versus Year Ago	Net Earnings/(Loss)	% Change Versus Year Ago
Beauty	$15,008	2%	$4,009	2%	$3,178	1%
Grooming	6,419	(3)%	1,806	(2)%	1,461	(2)%
Health Care	11,226	4%	2,759	5%	2,125	6%
Fabric & Home Care	28,371	3%	6,303	10%	4,828	10%
Baby, Feminine & Family Care	20,217	2%	4,623	8%	3,545	9%
Corporate	765	N/A	(1,147)	N/A	(399)	N/A
Total Company	$82,006	2%	$18,353	2%	$14,738	—%

	Fiscal Year Ended June 30, 2023
	(Percent Change vs. Year Ago) (1)
	Volume with Acquisitions & Divestitures	Volume Excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other (2)	Net Sales Growth
Beauty	(1)%	(2)%	(5)%	8%	(1)%	1%	2%
Grooming	(3)%	(3)%	(7)%	9%	(2)%	—%	(3)%
Health Care	(1)%	(1)%	(4)%	5%	4%	—%	4%
Fabric & Home Care	(4)%	(4)%	(5)%	11%	1%	—%	3%
Baby, Feminine & Family Care	(3)%	(3)%	(4)%	8%	1%	—%	2%
Total Company	(3)%	(3)%	(5)%	9%	1%	—%	2%
(1)    Net sales percentage changes are approximations based on quantitative formulas that are consistently applied.
(2)    Other includes the sales mix impact from acquisitions and divestitures and rounding impacts necessary to reconcile volume to net sales.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Consolidated Statements of Cash Flows
	Fiscal Year Ended June 30
	2023	2022
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF YEAR	$7,214	$10,288
OPERATING ACTIVITIES
Net earnings	14,738	14,793
Depreciation and amortization	2,714	2,807
Loss on early extinguishment of debt	—	—
Share-based compensation expense	545	528
Deferred income taxes	(453)	(402)
Loss/(gain) on sale of assets	(40)	(85)
Change in accounts receivable	(307)	(694)
Change in inventories	(119)	(1,247)
Change in accounts payable and accrued and other liabilities	313	1,429
Change in other operating assets and liabilities	(1,107)	(635)
Other	564	229
TOTAL OPERATING ACTIVITIES	16,848	16,723
INVESTING ACTIVITIES
Capital expenditures	(3,062)	(3,156)
Proceeds from asset sales	46	110
Acquisitions, net of cash acquired	(765)	(1,381)
Other investing activity	281	3
TOTAL INVESTING ACTIVITIES	(3,500)	(4,424)
FINANCING ACTIVITIES
Dividends to shareholders	(8,999)	(8,770)
Additions to short-term debt with original maturities of more than three months	17,168	10,411
Reductions in short-term debt with original maturities of more than three months	(13,031)	(11,478)
Net additions/(reductions) to other short-term debt	(3,319)	917
Additions to long-term debt	3,997	4,385
Reductions of long-term debt	(1,878)	(2,343)
Treasury stock purchases	(7,353)	(10,003)
Impact of stock options and other	1,269	2,005
TOTAL FINANCING ACTIVITIES	(12,146)	(14,876)
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(170)	(497)
CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	1,032	(3,074)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF YEAR	$8,246	$7,214

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Condensed Consolidated Balance Sheets
	June 30, 2023	June 30, 2022
Cash and cash equivalents	$8,246	$7,214
Accounts receivable	5,471	5,143
Inventories	7,073	6,924
Prepaid expenses and other current assets	1,858	2,372
TOTAL CURRENT ASSETS	22,648	21,653
PROPERTY, PLANT AND EQUIPMENT, NET	21,909	21,195
GOODWILL	40,659	39,700
TRADEMARKS AND OTHER INTANGIBLE ASSETS, NET	23,783	23,679
OTHER NONCURRENT ASSETS	11,830	10,981
TOTAL ASSETS	$120,829	$117,208

Accounts payable	$14,598	$14,882
Accrued and other liabilities	10,929	9,554
Debt due within one year	10,229	8,645
TOTAL CURRENT LIABILITIES	35,756	33,081
LONG-TERM DEBT	24,378	22,848
DEFERRED INCOME TAXES	6,478	6,809
OTHER NONCURRENT LIABILITIES	7,152	7,616
TOTAL LIABILITIES	73,764	70,354
TOTAL SHAREHOLDERS' EQUITY	47,065	46,854
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$120,829	$117,208

The Procter & Gamble Company
Exhibit 1: Non-GAAP Measures
The following provides definitions of the non-GAAP measures used in Procter & Gamble's July 28, 2023, earnings release and the reconciliation to the most closely related GAAP measure. We believe that these measures provide useful perspective of underlying business trends (i.e., trends excluding non-recurring or unusual items) and results and provide a supplemental measure of year-on-year results. The non-GAAP measures described below are used by management in making operating decisions, allocating financial resources and for business strategy purposes. These measures may be useful to investors, as they provide supplemental information about business performance and provide investors a view of our business results through the eyes of management. These measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. These non-GAAP measures are not intended to be considered by the user in place of the related GAAP measure, but rather as supplemental information to our business results. These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted. The Company is not able to reconcile its forward-looking non-GAAP cash flow and tax rate measures because the Company cannot predict the timing and amounts of discrete items such as acquisition and divestitures, which could significantly impact GAAP results.
Organic sales growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons. Management believes this measure provides investors with a supplemental understanding of underlying sales trends by providing sales growth on a consistent basis. This measure is used in assessing the achievement of management goals for at-risk compensation.
Currency-neutral operating margin: Currency-neutral operating margin is a measure of the Company's operating margin excluding the incremental current year impact of foreign exchange. Management believes this non-GAAP measure provides a supplemental perspective to the Company’s operating efficiency over time.
Currency-neutral gross margin: Currency-neutral gross margin is a measure of the Company's gross margin excluding the incremental current year impact of foreign exchange. Management believes this non-GAAP measure provides a supplemental perspective to the Company’s operating efficiency over time.

Currency-neutral selling, general and administrative (SG&A) expense as a percentage of net sales: Currency-neutral SG&A expense as a percentage of net sales is a measure of the Company's selling, general and administrative expenses excluding the incremental current year impact of foreign exchange. Management believes this non-GAAP measure provides a supplemental perspective to the Company's operating efficiency over time.
Core EPS: Core earnings per share, or Core EPS, is a measure of the Company's diluted net earnings per common share excluding items that are not judged by management to be part of the Company's sustainable results or trends. Management views this non-GAAP measure as a useful supplemental measure of Company performance over time. This measure is also used in assessing the achievement of management goals for at-risk compensation. For the fiscal years ended June 30, 2023 and 2022, there were no adjustments to or reconciling items for diluted EPS.
Currency-neutral EPS: Currency-neutral EPS is a measure of the Company's diluted EPS excluding the incremental current year impact of foreign exchange. Management views this non-GAAP measure as a useful supplemental measure of Company performance over time.
Adjusted free cash flow: Adjusted free cash flow is defined as operating cash flow less capital spending and excluding payments for the transitional tax resulting from the comprehensive U.S. legislation commonly referred to as the Tax Cuts and Jobs Act in December 2017 (the "U.S. Tax Act"). Adjusted free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion. Management views adjusted free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends, share repurchases, acquisitions and other discretionary investments.
Adjusted free cash flow productivity: Adjusted free cash flow productivity is defined as the ratio of adjusted free cash flow to net earnings. Management views adjusted free cash flow productivity as a useful measure to help investors understand P&G’s ability to generate cash. Adjusted free cash flow productivity is used by management in making operating decisions, in allocating financial resources and for budget planning purposes. Adjusted free cash flow productivity is also used in assessing the achievement of management goals for at-risk compensation.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Reconciliation of Non-GAAP Measures
	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022
COST OF PRODUCTS SOLD	$10,613	$10,802
GROSS PROFIT	9,940	8,713
GROSS MARGIN	48.4%	44.6%
CURRENCY IMPACT TO GROSS MARGIN	0.7%
CURRENCY-NEUTRAL GROSS MARGIN	49.1%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	5,778	5,115
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	28.1%	26.2%
CURRENCY IMPACT TO SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	(0.5)%
CURRENCY-NEUTRAL SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	27.6%
OPERATING INCOME	4,162	3,598
OPERATING MARGIN	20.3%	18.4%
CURRENCY IMPACT TO OPERATING MARGIN	1.2%
CURRENCY-NEUTRAL OPERATING MARGIN	21.5%
NET EARNINGS ATTRIBUTABLE TO P&G	3,384	3,052

DILUTED NET EARNINGS PER COMMON SHARE (1)	$1.37	$1.21
CURRENCY IMPACT TO EARNINGS	$0.11
CURRENCY-NEUTRAL EPS	$1.48
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,477.5	2,523.3
COMMON SHARES OUTSTANDING AS OF JUNE 30, 2023	2,362.1
(1)Diluted net earnings per share are calculated on Net earnings attributable to Procter & Gamble.

CHANGE IN CURRENT YEAR GAAP AND NON-GAAP MEASURES VERSUS PRIOR YEAR GAAP MEASURES
GROSS MARGIN	380	BPS
CURRENCY-NEUTRAL GROSS MARGIN	450	BPS
SELLING, GENERAL & ADMINISTRATIVE EXPENSE AS A % OF NET SALES	190	BPS
CURRENCY-NEUTRAL SELLING, GENERAL & ADMINISTRATIVE EXPENSE AS A % OF NET SALES	140	BPS
OPERATING MARGIN	190	BPS
CURRENCY-NEUTRAL OPERATING MARGIN	310	BPS
DILUTED EPS	13%
CURRENCY-NEUTRAL EPS	22%

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Reconciliation of Non-GAAP Measures
	Fiscal Year Ended June 30, 2023	Fiscal Year Ended June 30, 2022
COST OF PRODUCTS SOLD	$42,760	$42,157
GROSS PROFIT	39,246	38,030
GROSS MARGIN	47.9%	47.4%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	21,112	20,217
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	25.7%	25.2%
OPERATING INCOME	18,134	17,813
OPERATING MARGIN	22.1%	22.2%
NET EARNINGS ATTRIBUTABLE TO P&G	14,653	14,742

DILUTED NET EARNINGS PER COMMON SHARE (1)	$5.90	$5.81
CURRENCY IMPACT TO EARNINGS	$0.55
CURRENCY-NEUTRAL EPS	$6.45
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,483.9	2,539.1
COMMON SHARES OUTSTANDING AS OF JUNE 30, 2023	2,362.1
(1)Diluted net earnings per share are calculated on Net earnings attributable to Procter & Gamble.

CHANGE IN CURRENT YEAR GAAP AND NON-GAAP MEASURES VERSUS PRIOR YEAR GAAP MEASURES
GROSS MARGIN	50	BPS
SELLING, GENERAL & ADMINISTRATIVE EXPENSE AS A % OF NET SALES	50	BPS
OPERATING MARGIN	(10)	BPS
DILUTED EPS	2%
CURRENCY NEUTRAL EPS	11%

Organic sales growth:
The reconciliation of reported sales growth to organic sales is as follows:

April - June 2023	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other*	Organic Sales Growth
Beauty	8%	4%	(1)%	11%
Grooming	3%	5%	—%	8%
Health Care	3%	2%	—%	5%
Fabric & Home Care	5%	2%	1%	8%
Baby, Feminine & Family Care	7%	3%	(1)%	9%
Total Company	5%	3%	—%	8%

FY 2023	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other*	Organic Sales Growth
Total Company	2%	5%	—%	7%
* Other includes the sales mix impact from acquisitions and divestitures and rounding impacts necessary to reconcile volume to net sales.

Total Company	Net Sales Growth	Combined Foreign Exchange & Acquisition/Divestiture Impact	Organic Sales Growth
FY 2024 (Estimate)	+3% to +4%	+1%	+4% to +5%

Adjusted free cash flow (dollars in millions):

Three Months Ended June 30, 2023
Operating Cash Flow	Capital Spending	Adjusted Free Cash Flow
$5,341	$(734)	$4,607

Fiscal Year Ended June 30, 2023
Operating Cash Flow	Capital Spending	U.S. Tax Act Payments	Adjusted Free Cash Flow
$16,848	$(3,062)	$225	$14,011

Adjusted free cash flow productivity (dollars in millions):

Three Months Ended June 30, 2023
Adjusted Free Cash Flow	Net Earnings	Adjusted Free Cash Flow Productivity
$4,607	$3,392	136%

Fiscal Year Ended June 30, 2023
Adjusted Free Cash Flow	Net Earnings	Adjusted Free Cash Flow Productivity
$14,011	$14,738	95%